Exhibit 10(aj)

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                         THEATER RADIO NETWORK, INC. AND

                                   JEFF ARTHUR

                                LAJUANDA BARRERA

                                  ROBERT CRISP

                                  STEVEN ESRICK

                                  ALLAN MARTIN,

                                   AS SELLERS
                                       AND

                                NCT GROUP, INC.,

                           DISTRIBUTEDMEDIA.COM, INC.

                              AND DMC CINEMA, INC.

                                    AS BUYER

                               FOR THE PURCHASE OF

                100% OF THE OUTSTANDING SHARES OF COMMON STOCK OF

                           THEATER RADIO NETWORK, INC.

                          DATED AS OF AUGUST 18th, 2000

                               TABLE OF CONTENTS


                                                                            Page
ARTICLE I

      Defined Terms..........................................................1

      1.1   Defined Terms....................................................1

ARTICLE II

      Purchase of Shares  ...................................................1

      2.1   Purchase and Sale of Shares .....................................1

      2.2   Liabilities and Obligations......................................2

ARTICLE III

      Purchase Consideration; Escrow Arrangements; Closing...................2

      3.1   Purchase Consideration...........................................2

      3.2   Restrictive Legends..............................................5

      3.3   Deliveries.......................................................6

ARTICLE IV
      Representations and Warranties by Sellers..............................7

      4.1   Good and Marketable Title........................................7

      4.2   Organization.....................................................8

      4.3   Authority; Binding Effect; Performance...........................8

      4.4   Capitalization....................................................

      4.5   Financial Statements.............................................9

      4.6   No Undiclosed Events, Liabilities, Develoments or Circumstances...

      4.7   Absence of Certain Changes........................................

      4.8   Title to Property; Sufficiency of Assets..........................

      4.9   No Claims or Litigation..........................................9

      4.10  Taxes............................................................9

      4.11  Leased Real Property............................................10

      4.12  Patents, Copyrights, Trademarks.................................10

      4.13  Material Contracts..............................................10

      4.14  Compliance with Applicable Laws; Permits........................10

      4.15  Securities Law Matters..........................................11

      4.16  Employee Relations..............................................__

      4.17  No Untrue Statements............................................__

ARTICLE V

      Representations and Warranties of Buyer...............................11

      5.1   Consideration for Purchase......................................11

      5.2   Corporations Duly Organized.....................................11

      5.3   Requisite Corporate Authority...................................11

      5.4   Nature of Transaction Contemplated..............................12

      5.5   Delivery of Stock Consideration.................................12

      5.6   Litigation......................................................12

      5.7   SEC Reports and Financial Statements............................13

      5.8   Investment Representation.......................................13

      5.9   No Untrue Statements............................................13

 ARTICLE VI

      Miscellaneous Covenants...............................................14

      6.1   Further Assurances..............................................14

      6.2   Non-Disclosure of Confidential Information......................14

      6.3   Infusion of Capital.............................................14

      6.4   Consents and Approvals..........................................14

      6.5   Employment Contracts............................................14

      6.6   Resignation of Directors........................................15

      6.7   Use of Name.....................................................15

      6.8   No Unreasonable Interference....................................15

      6.9   Closing Conditions..............................................__

ARTICLE VII

      Indemnification; Survival of Representations and Warranties...........15

      7.1   Indemnity Obligations of Sellers................................15

      7.2   Indemnity Obligations of Buyer..................................15

      7.3   Notification of Claims; Procedures..............................15

      7.4   Duration........................................................18

      7.5   Limitations.....................................................18

      7.6   Settlement of Claims............................................18

      7.7   Release of NCTI Stock Consideration.............................19

      7.8   Remedies Not Affected by Investigation..........................19

      7.9   Surplus Payable Claims..........................................20

      7.10  Treatment of Indemnity Payments.................................20

      7.11  Subrogation.....................................................20

      7.12  Sole and Exclusive Remedy.......................................20

ARTICLE VIII

      Registration Rights...................................................20

      8.1   Registrable Securities..........................................20

      8.2   Demand Registration.............................................21

      8.3   Registration Procedures.........................................21

      8.5   Special Indemnification Obligation..............................22

      8.6   Termination of Registration Rights..............................23

ARTICLE IX

      Miscellaneous Provisions..............................................23

      9.1   Amendment.......................................................23

      9.2   Waiver of Compliance............................................24

      9.3   Notices.........................................................24

      9.4   Assignment......................................................25

      9.5   No Third Party Beneficiaries....................................25

      9.6   Fees and Expenses...............................................25

      9.7   Public Announcements............................................25

      9.8   Counterparts....................................................25

      9.9   Headings........................................................26

      9.10  Entire Agreement; Severability..................................26

      9.11  No Strict Construction..........................................26

      9.12  Governing Law...................................................26

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated as of this 18th day of August, 2000, is entered into by and among NCT Group, Inc. a corporation organized under the laws of the State of Delaware ("NCTI"), DistributedMedia.com, Inc., a corporation organized under the laws of the State of Delaware ("DMC") and a wholly owned subsidiary of NCTI, DMC Cinema, Inc., a corporation organized under the laws of the State of Delaware ("Cinema" or the "Buyer") and a wholly owned subsidiary of DMC, Theater Radio Network, Inc., a corporation organized under the laws of the State of Florida, and Jeff Arthur, LaJuanda Barrera, Robert Crisp, Steven Esrick and Allan Martin (individually a "Seller" and collectively the "Sellers").


                              W I T N E S S E T H:
                               - - - - - - - - - -


     WHEREAS, Sellers own all of the outstanding shares of capital stock of Theater Radio Network, Inc. (the "Company");

     WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the outstanding capital stock of the Company, all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in reliance upon the representations and warranties contained herein and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                  Defined Terms

     1.1 Defined Terms. Capitalized terms used herein shall have the meanings given below, or as otherwise defined elsewhere in this Agreement:

     a. "NCTI Signing Shares" is 7,094,195 restricted shares of NCTI Common Stock based upon a Trailing Market Price of $0.3376 per share, for a total value of $2,395,000.

     b.   "Cinema Consideration" is a 7.5% equity interest in Cinema.

     c. "Closing Bid Price" means, for NCTI Common Stock as of any date, the last closing bid price on the NASDAQ National Market System (the "NASDAQ-NM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the NASDAQ-NM is not the principal trading market for such security, the last closing bid price of NCTI Common Stock on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of NCTI Common Stock in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for NCTI Common Stock by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for NCTI Common Stock on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of NCTI (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

     d. "Trailing Market Price" shall mean on any given date the daily average Closing Bid Price for a single share of NCTI Common Stock on the twenty (20) Trading Days immediately prior to such date.

     e. "NCTI Common Stock" means a share of the common stock of NCTI, par value $0.01 per share."

     f. "Accrued Revenue" shall mean revenue recognized by Cinema and the Company or their successors on a consolidated, accrual basis as determined in accordance with GAAP.

     g. "GAAP" shall mean generally accepted accounting principles as may be changed from time to time by the Financial Accounting Standards Board, the Securities and Exchange Commission or other recognized authority. If GAAP is subject to discretion as to any matter, GAAP shall refer to the discretion then exercised by NCTI in the preparation of its regularly prepared financial statements included in its filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     h.   NCTI  First  Payment  Shares is that  number of shares of NCTI  Common
          Stock having a value of $1,220,000 based upon the Trailing Market Price on December 31, 2001, assuming that Cinema has Accrued Revenue of at least $3,300,000 between August 1, 2000 and December 31, 2001. If the Accrued Revenue for such period is less than $3,300,000, then the NCTI First Payment Shares shall be that number of shares of NCTI Common Stock having a value (based upon the Trailing Market Price on December 31, 2001) equal to the product of $1,250,000 multiplied by a fraction which is the actual Accrued Revenue for such period divided by $3,300,000.

     i. NCTI Second Payment Shares is that number of shares of NCTI Common Stock having a value of $1,225,000 based upon the Trailing Market Price on June 30, 2002 assuming that Cinema has accrued revenue of at least $4,700,000 between August 1, 2000 and June 30, 2002. If the Accrued Revenue for such period is less than $4,700,000, then the NCTI Second Payment Shares shall be that number of shares of NCTI Common Stock having a value (based upon the Trailing Market Price on June 30,
          2002) equal to the product of $1,250,000 multiplied by a fraction which is the actual Accrued Revenue for such period divided by $4,700,000.

     j. Transaction Consideration is the NCTI Signing Shares, the NCTI First Payment Shares, the NCTI Second Payment Shares and the Cinema Consideration.

     k. "Trading Day" shall mean (i) a day on which the NCTI Common Stock is traded on The NASDAQ Small Cap Market, the NASDAQ National Market or other registered national stock exchange on which the Common Stock has been listed, or (ii) if the NCTI Common Stock is not listed on The NASDAQ Small Cap Market, the NASDAQ National Market or any registered national stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board.

     l. Shares is the common stock of Theater Radio Network, Inc., par value $1.00 per share.

     m. "SSCM Payment Agreement" is that letter agreement between NCTI, the Company and Sun State Capital Management, Inc. ("SSCM"), in substantially the form attached hereto as Exhibit A by which NCTI shall issue NCTI Common Stock having a total value of: (a) $105,000 based upon the Trailing Market Price per share on the Closing Date;
          (b) $30,000 based upon the Trailing Market Price per share on December 31, 2001; and (c) $25,000 based upon the Trailing Market Price per share on June 30, 2002, to SSCM on or as of the Closing Date hereunder, on January 31, 2002, and on July 31, 2002, respectively, all in discharge of the Company's obligations to SSCM arising under that engagement letter (the "SSCM letter") dated as of March 27, 2000 between SSCM and the Company.


                                   ARTICLE II

                           Purchase and Sale of Shares

     On the date of this Agreement, upon the terms and subject to the conditions set forth herein, at a closing ("Closing") to be conducted by the parties hereto, Buyer agrees to purchase and accept delivery from each Seller of, and each Seller agrees to sell, assign, transfer and deliver to Buyer, the shares of the Company set forth below opposite such Seller's name, free and clear of all liens, pledges, claims, charges, restrictions, equities or encumbrances of any kind (collectively, "Encumbrances"):



      Seller                     Shares            Percentage

      Jeff Arthur                80.000              35.90%
      LaJuanda Barrera            7.000               3.15%
      Robert Crisp               17.827               8.00%
      Steven Esrick              80.000              35.90%
      Allan Martin               38.000              17.05%
                     Total:     222.827             100.00%

     The shares of the Company set forth above to be sold by Sellers to Buyer, constituting all of the outstanding shares of capital stock of the Company, are hereinafter collectively called the "Shares".

                                   ARTICLE III

     Purchase Consideration; Escrow Arrangements; Closing

              3.1   Purchase Consideration.

     (a)  Subject  to the  terms and  conditions  of this  Agreement,  the total
     consideration   payable  for  the  Shares   consists  of  the   Transaction
     Consideration. The Transaction consideration shall be paid as follows:

          (i)  At  the   Closing  the  NCTI   Signing   Shares  and  the  Cinema
          Consideration will be shall be issued to each Seller in the amount set forth below opposite such Seller's name:

      Seller                    NCTI Signing Shares   Cinema Consideration

      Jeff Arthur                  2,546,816
      LaJuanda Barrera               223,467
      Robert Crisp                   567,536
      Steven Esrick                2,546,816
      Allan Martin                 1,209,560
                          Total:   7,094,195


          (ii) Future payouts will be made to the Sellers in accordance with the percentages set forth next to their respective names in Section 2.1 as follows:

1.   NCTI First Payment Shares shall be due and issuable on January 31, 2002 and

     NCTI Second  Payment Shares shall be due and issuable on July 31, 2002.

     (b) The NCTI Signing Shares shall be registered by Buyer for resale by Sellers pursuant to a filed and declared effective registration statement on Form S-1 or such other form as NCTI may be qualified to use. On the second Trading Day, prior to NCTI submitting a written request to the Securities and Exchange Commission (the "SEC") that such registration statement be declared effective, if the product of the Trailing Market Price on such Trading Day multiplied by the total number of NCTI Signing Shares is less than $2,395,000, then NCTI shall issue to Sellers in accordance with the respective percentages appearing next to their names in
     Section 2.1, a sufficient number of shares of NCTI Common Stock (the "Fill-Up Shares") such that the total number of shares of NCTI Common Stock then held by Sellers pursuant to this Agreement (assuming Sellers have not transferred or sold any NCTI Signing Shares) multiplied by the Trailing Market Price on such day shall equal $2,395,000, and NCTI shall amend such registration statement prior to it being declared effective to include the Fill-Up Shares for resale by the Sellers pursuant to such registration statement.

     (c) On signing of this Agreement Sellers shall cause White & Case LLP, as escrow agent pursuant to that Escrow Agreement dated May 18, 2000 among NCTI, the Company and the escrow agent, to release from escrow and surrender to NCTI _______ shares of NCTI Common Stock represented by NCTI Stock Certificate No. ________, free and clear of all Encumbrances, which NCTI may cancel as issued and outstanding notwithstanding any prior claims or rights that may be asserted by any person or entity in respect thereof.

     3.2 Restrictive Legends All certificates representing such NCTI Signing Shares and Cinema Consideration shall bear a restrictive legend incorporating any applicable securities laws restrictions, as provided for in Section 8.2 hereof.

     3.3 Deliveries.

     (a) Documents to be Delivered by Company and Sellers to Buyer. Prior to the Closing, Sellers will deliver to Buyer the following:

          (i) executed copies of the Employment Agreements;

          (ii) a certificate of Sellers in the form of Exhibit __ certifying as to the accuracy of Sellers' representations and warranties at and as of the Closing and that Sellers have performed and complied with all of the terms, provisions and conditions to be performed and complied with by Sellers at or before the Closing; and

          (iii) such other certificates and documents as Buyer or its counsel may reasonably request;

          (iii) certificate of good standing of the Company;

          (iv) stock certificates for the Shares, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, which certificates shall be duly endorsed to Buyer or accompanied by duly executed stock powers in form satisfactory to Buyer;

          (v) all duly executed consents of third parties reasonably requested by Buyer ; and

          (vi) a copy, certified by an appropriate director of the Company of the resolutions of Company's Board of Directors unanimously approving the execution, delivery and performance of this Agreement.

     (b) Documents to be Delivered by Buyer to Sellers. Prior to the Closing, NCTI, DMC and Buyer will deliver to each of the Sellers the following:

          (i) stock certificates or irrevocable stock transfer instructions to American Stock Transfer Company, transfer agent for NCTI, evidencing the issuance and delivery of the NCTI Stock Consideration and Cinema Consideration to Sellers free and clear of all Encumbrances, except for Encumbrances created or permitted to exist by Sellers and restrictions on transfer imposed by this Agreement and under applicable securities laws;

          (ii) certificates of good standing of NCTI, DMC and Cinema;

          (iii)  resolutions  of the board of directors  of Buyer,  NCTI and DMC
          approving   the   execution  of  the   agreements   and   transactions
          contemplated hereby;

          (iv) copies of all incorporation documents relating to Cinema;

          (v) executed copies of the Employment Agreements;

          (vi)  officer's   certificate   authorizing   the  completion  of  the
          transactions contemplated herein; and

          (vii) such other certificates and documents as Seller or its counsel may reasonably request.

                                   ARTICLE IV
                    Representations and Warranties by Sellers

     Sellers hereby represent and warrant to NCTI, DMC and Buyer as of the date hereof that:

     4.1 Good and Marketable Title. Sellers hold good and marketable title to the Shares, free and clear of any Encumbrances. There are no agreements, arrangements or undertakings (including without limitation, options or rights of first refusal) to which Sellers is a party for the purchase, sale or other disposition or voting of the Shares or any interest therein (including, without limitation, voting trust arrangements) and there exist no restrictions to Sellers' right to transfer the Shares in accordance with the provisions of this Agreement. As of the Closing, Sellers shall convey to Buyer good and marketable title to the Shares free and clear of any such options, rights of first refusal, commitments or encumbrances.

     4.2 Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the Florida, and has all requisite corporate power and authority to transfer, assign and sell the Shares. Except as set forth in Schedule 4.2, the Company has no subsidiaries nor holds (beneficially or of record of otherwise) any equity interest in any corporation, partnership, limited liability company, joint venture, business trust or any other entity.

     4.3 Authority; Binding Effect; Performance. (a) Sellers has full right, power, legal capacity and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, and no spousal consent thereto is required; Allan Martin and Robert Crisp have full right, power, legal capacity and authority to enter into their respective Employment Agreements guaranteed by NCTI, between themselves and Cinema. The Board of Directors of Company has unanimously approved the execution and delivery of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. No further corporate action on the part of Company is necessary to authorize and approve the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Sellers, and constitute the legal, valid and binding obligations of Sellers, as applicable, enforceable in accordance with their terms, except that such enforceability is subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and limitations on the availability of the remedy of specific performance and other equitable remedies. No action, consent or approval by or filing with any federal, state, municipal, or other court or governmental or administrative body or agency or any other regulatory or self-regulatory body of the United States, is required in connection with the execution and delivery of this Agreement and the Ancillary Agreements by Sellers or the Company, as applicable. No claim, action, suit, proceeding, arbitration, investigation or inquiry before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal of the United States, is now pending or, to the best knowledge of Sellers, threatened against or relating to Sellers or the Company or its assets which would adversely affect the ability of Sellers to consummate the transactions contemplated by this Agreement.

          (b) The execution, delivery and performance of this Agreement and the Ancillary Agreements by Sellers and the consummation of the transactions contemplated hereby and thereby will not: (i) violate or conflict with any provision of any joint venture contract, articles of incorporation, by-laws, approvals, business licenses or other constituent documents of Company; (ii) breach, violate or (whether immediately or with the lapse of time or the giving of notice or both) constitute an event of default under or an event which would give rise to any right of termination, cancellation, modification, acceleration or foreclosure under, or require any consent of or the giving of any notice to any third party under, any note, bond, indenture, credit facility, mortgage, security agreement, lease, license, franchise, permit or other agreement, instrument or obligation to which Company is a party, or by which Company or any of its properties or assets, may be bound, or give rise to the creation of any Encumbrance upon the properties or assets of Company; or to the knowledge of the Sellers
          (i) violate or conflict with any law, statute, rule, regulation, ordinance, code, judgment, order, writ, injunction, decree or other requirement of any court or of any governmental body or agency thereof in the United States, applicable to Company or Sellers or by which any of their properties or assets may be bound; or (ii) require any registration or filing by Company with, or any permit, license, exemption, consent, authorization or approval of, or the giving of any notice by Company to, any governmental or regulatory body, agency or authority.

     4.4 Capitalization. (a) As of the date hereof, the authorized capital stock of the Company consists of 1,000 shares of Company common stock (the "Company Common Stock") and no shares of Company preferred stock, of which as of August 18, 2000, 222.827 shares of Company Common Stock were issued and outstanding. All of such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 4.4, as of the effective date of this Agreement:

               (i) no shares of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, nor is any holder of capital stock of the Company entitled to preemptive or similar rights arising out of any Agreement or understanding with the Company by virtue of any other agreement;

               (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company;

               (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act of 1933 (the "Securities Act");

               (iv) there are no outstanding securities of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company;

               (iv)  there  are  no   securities   or   instruments   containing
               anti-dilution or similar provisions that will be triggered by the issuance of the securities as described in this Agreement; and

               (v) Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

          (b) Upon consummation of the Closing, Buyer shall hold all of the issued and outstanding shares of capital stock of the Company.

     4.5 Financial Statements. Attached hereto as Schedule 4.5 is a copy of each of the following (collectively, the "Financial Statements"): (a) unaudited financial statements of Company for the years ended December 31, 1998 and 1999; (b) unaudited financial statements of Company for the three-month period ended June 30, 2000; and (c) specific schedules setting forth accounts receivable, other receivables, deposits and prepayments, fixed assets, trade payables, other payable accruals and taxes, as may be reasonably requested by Buyer. The Financial Statements (i) have been prepared from, and are consistent with, the books and records of Company, as the case may be, (ii) are accurate and complete in all material respects, and (iii) fairly present the financial condition and results of operations of Company as at the dates, and for the periods, stated therein. The books and records of Company are accurate and complete in all material respects and are maintained in accordance with good business practices and all applicable legal requirements.

     4.6. No Undisclosed Events, Liabilities, Developments or Circumstances. To the best knowledge of Sellers, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its businesses, properties, prospects, operations or financial condition, which could be material but which has not been publicly announced or disclosed in writing to the Buyer. Except for liabilities incurred in the ordinary course of business (none of which, individually, or in the aggregate, would have a material adverse effect), since June 30, 2000, the Company has not incurred any liabilities or indebtedness of any nature (whether accrued, absolute, contingent or otherwise).

     4.7 Absence of Certain Changes. Except as contemplated by this Agreement or as set forth on Schedule 4.7, since June 30, 2000, the Company has conducted its business only in the ordinary course of business and consistent with past practice, there has not been any material adverse change in the business, assets, liabilities, financial condition, cash flows, operations, licenses or results of operations of the Company, and the Company has not:

          (a) borrowed any amount or incurred or become subject to any liability, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

          (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of the Assets, except liens for current property taxes not yet due and payable or purchase money security interests granted in the ordinary course of business;

          (c) discharged or satisfied any lien or encumbrance or paid any liability, other than current liabilities paid in the ordinary course of business;

          (d) sold, assigned or transferred (including, without limitation, transfers to any employees or affiliates) any tangible assets, except in the ordinary course of business, or canceled any debts or claims;

          (e) sold, assigned or transferred (including, without limitation, transfers to any employees or affiliates) any patents, trademarks, trade names, copyrights, trade secrets, intellectual property or other intangible assets, or disclosed any proprietary confidential information to any other person or entity;

          (f) waived any rights of material value or suffered any extraordinary losses wrote off or extended any billed or unbilled receivable or work in process, or unduly delayed the payment of any obligations, whether or not in the ordinary course of business or consistent with past practice;

          (g) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any affiliate;

          (h) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by the Company in the operation of its business, whether or not covered by insurance;

          (i) made or granted any bonus or any wage, salary or compensation increase to any officer, employee or consultant; made or granted any increase in any employee benefit plan or arrangement; amended or terminated any existing employee benefit plan or arrangement; adopted any new employee benefit plan or arrangement; or made any commitment or incurred any liability to any labor organization;

          (j) made any capital expenditures or commitments therefor in excess of $1,000 individually or $5,000 in the aggregate;

          (k) made any loans or advances to, or guarantees for the benefit of, any shareholder or employee, or any other Persons other than in the ordinary course of business consistent with past practices;

          (l) declared, paid or set aside any dividend or distribution to or for the benefit of any shareholder, or

          (m) changed the Company's accounting principles or practices.

     4.8 Title to Properties; Sufficiency of Assets.

          (a) The Company does not own any real property. The real property demised by the lease, described in Schedule 4.11, constitutes all of the real property used or occupied by the Company in connection with its business.

          (b) The Company owns no equipment, machinery, furniture, fixtures, furnishings and other tangible items of personal property having an original purchase price in excess of $25,000 and which is used, or usable, in connection with the operation of the business. Schedule 4.8 sets forth a description of all leases under which the Company is lessee of equipment, machinery, furniture, fixtures, furnishings and other tangible items of personal property used in connection with the operation of the business. To the best knowledge of Sellers, all of the equipment, machinery, furniture, fixtures, furnishings and other tangible items of personal property whether owned or leased by the Company that are necessary for the conduct of the business are, taken as a whole, in operating condition and are usable in the ordinary course of the business. There are no defects in such assets or other condition relating thereto which, in the aggregate, adversely affect the operation or value of the Company's assets or its business.

          (c) The Company owns and has good title to each of the assets which are owned by the Company, respectively, free and clear of any security interests, mortgages, claims, liens or encumbrances of any nature whatsoever, except for liens for taxes not yet due and payable. With respect to assets which the Company leases, the Company is in material compliance with such leases and, to the knowledge of Sellers, the Company holds a valid leasehold interest thereunder.


     4.9 No Claims or Litigation. Except as set forth in Schedule 4.9, (a) there are no suits, actions, claims, proceedings (including, without limitation, arbitration and administrative proceedings) or governmental investigations against the Company, directly or indirectly, (b) there are no material suits, actions, claims, proceedings (including without limitation, arbitration and administrative proceedings) or governmental investigations pending or threatened against the Company, directly or indirectly, nor are there any such material suits, actions, claims, proceedings or governmental investigations pending or to the knowledge of the Sellers, threatened, challenging the validity or propriety of this Agreement or the transactions contemplated hereby. There is no judgment, order, injunction, decree or award issued by any court, arbitrator, governmental body or agency thereof relating to Company to which Company is a party or by which Company is bound, which is unsatisfied.

     4.4.10 Taxes. (a) The Company has timely and properly filed an election to be taxed as a Subchapter S Corporation under the Internal Revenue Code of 1986, as amended. All Tax returns and reports required to be filed by Company on or before the Closing Date have been duly and timely filed and, to the best knowledge of Sellers, all such returns and reports have been or will be complete and correct. Company has paid when due any and all Taxes, assessments, fees and other governmental charges arising with respect to periods beginning on or before the Closing Date which are imposed on or with respect to Company and with respect to its assets. To the best knowledge of Sellers, as of the date hereof, Company has not waived any statutes of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; there are no pending or, to the best knowledge of Sellers, threatened actions or proceedings for the assessment or collection of Taxes against Company, and, to the best knowledge of Sellers, no basis exists for any such assessments; and there are no Tax liens on any of its assets, other than any lien for current Taxes not yet due and payable. To the best knowledge of Sellers, no claim has ever been made by an authority in a jurisdiction where Company does not file Tax returns or reports that Company is or may be subject to taxation by that jurisdiction.

          (b) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all foreign, national, federal, state, local or other income, franchise, sales, gross receipts, use, transfer, value added, goods and services, withholding, employment, payroll, social security, unemployment, real and personal property taxes, stamp duty, customs duty and intangibles tax and all other taxes of any nature, deficiencies, fees, assessments, interest, penalties or any other governmental charges, duties, impositions and liabilities of whatever nature, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors or officers or employees from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to Tax thereon, penalties for failure to file a return or report and interest on any of the foregoing).

     4.11 Leased Real Property. Schedule 4.11, if necessary, sets forth a complete and correct list and, in the case of oral agreements, a description of all real property leased by Company, used or occupied by the Sellers (collectively, the "Leased Real Property"). Sellers have previously delivered or made available to Buyer complete and correct copies of each such lease (and any amendments thereto). Except as set forth in Schedule11,
     (i) each such lease is in full force and effect, (ii) all lease payments due to date on any such lease have been paid and not any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by Company (iii) there are no disputes or disagreements between Company and any other party with respect to any such lease.

     4.12 Patents,  Copyrights,  Trademarks.  Except as listed in Schedule 4.12,
     (c) there are no copyrights (including, without limitation, copyrights with respect to translations), trademarks and service marks, trademark and service mark registrations (and applications therefor), patents, patent applications, unpatented inventions, trade or business names and logos, devices, insignias, formats, titles and subtitles and registrations issued or applications pending, with respect to the foregoing, owned or used by Company. To the best knowledge of Sellers, the Company has not infringed or misappropriated the intellectual property rights of any other person or entity. To the best knowledge of Sellers, no person or entity is infringing or misappropriating the intellectual property rights of the Company.

          (d) Sellers acknowledge that they do not possess any intellectual property rights (including, without limitation, rights as an owner, licensor or licensee) relating to the Company's business or its assets.

     4.13 Material Contracts. Forms of all material agreements and understandings with respect to Company are set forth in Schedule 4.13 (collectively, the "Material Contracts"). Except as set forth on Schedule 4.13, the Material Contracts are in full force and effect and Company is in compliance therewith with respect to the payment of all amounts due thereunder, and, to the best knowledge of Sellers, no event has occurred which constitutes, or with the lapse of time or giving of notice or both would constitute, a default by Company. The Material Contracts constitute all of the material agreements necessary for the operation of business of Company as presently conducted.

     4.14 Compliance with Applicable Laws; Permits. No material claims have been filed against Company, nor have Sellers received any notice alleging any violation under, nor is there any inquiry, investigation or proceedings relating to, United States or other foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any court or governmental body or agency thereof to which it may be subject which are applicable to or which could materially affect the financial condition, business operations or prospects of Company. To the best knowledge of Sellers, the Company is in compliance in all material respects with all applicable laws and regulations affecting the assets or the conduct or operation of its business, including, without limitation, laws relating to the environment, discrimination, employment, occupational health and safety, and no claims have been filed against the Company alleging a violation of any such laws. To the best knowledge of Sellers, the Company has, in full force and effect, all licenses, permits and certificates from governmental authorities necessary to conduct its business in the manner in which its business is presently conducted and to own and operate its assets (collectively, the "Permits"). The Company has conducted its business in compliance with all material terms and conditions of the Permits.


     4.15 Securities Law Matters.

          (e) Sellers are acquiring the NCTI Stock Consideration and Cinema Consideration for their own account for the purpose of investment and not with a view to the resale or distribution of any part thereof, except as otherwise set forth herein.

          (f) Sellers can bear the economic risk and complete loss of the NCTI Stock Consideration and Cinema Consideration and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of owning the NCTI Stock Consideration and Cinema Consideration. The Company has not been organized solely for the purpose of acquiring the NCTI Stock Consideration or Cinema Consideration.

          (g) Sellers acknowledge that the NCTI Signing Shares, the NCTI First Payment Shares, the NCTI Second Payment Shares and the Cinema Consideration constitute "restricted securities" under the federal securities laws of the United States of America inasmuch as they are being or will be acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Sellers are familiar with Rule 144 promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed on the NCTI Escrow Shares thereby and by applicable provisions of the Securities Act.

     4.16 Employee Relations. The Company is not involved in any labor dispute nor, to the knowledge of Sellers, is any such dispute threatened. None of the Company's employees is a member of a union and the Sellers believe the Company's relations with its employees are satisfactory.


     4.17 No Untrue Statements. No representation or warranty made by the Sellers in this Agreement, nor any statement made by the Sellers or the Company in the Disclosure Schedules or any certificate furnished by the Company or the Sellers pursuant to this Agreement, contains or will contain on the Closing Date, any untrue statement of a material fact, or omits or will omit, on the Closing Date, to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE V

              Representations and Warranties of NCTI, DMC and Buyer

     Buyer represents and warrants to the Sellers as of the date that follows:

     5.1 Consideration for Purchase. NCTI, DMC and Buyer acknowledges and agrees that the consideration payable hereunder for the purchase of the Shares was arrived at following arms-length negotiations and Buyer shall not have any claim of any nature whatsoever with respect to such resulting valuation of the Shares, assuming Sellers have disclosed all relevant facts concerning the Company, its assets, liabilities, operations and prospects.

     5.2 Corporations Duly Organized. NCTI, DMC and Cinema are each corporations which are duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to own, lease and operate its property and assets and to carry on its business as presently conducted, and to acquire and own the Shares.

     5.3 Requisite Corporate Authority. Buyer has all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of Buyer. This Agreement and the Ancillary Agreements have been duly executed and delivered on behalf of Buyer and constitute the valid and binding obligations of Buyer, enforceable against it in accordance with its terms, except that further enforceability is subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and limitations on the availability of the remedy of specific performance and other equitable remedies. No action, consent or approval by or filing with any federal, state, municipal, or other court or governmental or administrative body or agency or any other regulatory or self-regulatory body of the United States is required in connection with the execution and delivery of this Agreement and the Ancillary Agreements by Buyer. No claim, action, suit, proceeding, arbitration, investigation or inquiry before any federal, state, municipal or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal of the United States is now pending or, to the knowledge of Buyer, threatened against or relating to NCTI, DMC and Cinema which would adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement. Buyer has delivered to Sellers copies of Certificate of Incorporation and all amendments thereto and a copy of By-Laws, which are true and complete copies of such instruments as in effect on the date of this Agreement.

     5.4 Nature of Transaction Contemplated. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyer and the consummation of the transactions contemplated hereby and thereby will not:
     (i) violate or conflict with any provision of the joint venture contract, articles of association, approval or business license or other constituent documents of Buyer; (ii) breach, violate or (whether immediately or with the lapse of time or the giving of notice or both) constitute an event of default under or an event which would give rise to any right of termination, cancellation, modification, acceleration or foreclosure under, or require any consent of or the giving of any notice to any third party under, any note, bond, indenture, credit facility, mortgage, security agreement, lease, license, franchise, permit or other agreement, instrument or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets may be bound, or give rise to the creation of any Encumbrance upon the properties or assets of NCTI, DMC and Cinema; (iii) violate or conflict with any law, statute, rule, regulation, ordinance, code, judgment, order, writ, injunction, decree or other requirement of any court or of any governmental body or agency thereof applicable to NCTI, DMC and Cinema or by which any of its properties or assets may be bound; or
     (iv) other than the filing of a Form D with the SEC, require any registration or filing by Buyer with, or any permit, license, exemption, consent, authorization or approval of, or the giving of any notice by Buyer to, any governmental or regulatory body, agency or authority.

     5.5 Delivery of Stock Consideration. Upon delivery of the Transaction Consideration by Buyer in accordance with the terms of this Agreement, such Transaction Consideration will be duly authorized, validly issued, fully paid and nonassessable . Upon the delivery of the Transaction Consideration, such stock certificates shall have been duly authorized and assuming the accuracy and completeness of Sellers' representations in
     Section 4.15, issued in accordance with applicable federal and state securities laws.

     5.6 Litigation. Except as disclosed in the NCTI SEC Reports (as defined below) as filed as of the date hereof, there are no action, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States or foreign jurisdiction, of any kind now pending or threatened or proposed in any manner, or any circumstance which should or could reasonably form the basis of any such action, suit, proceeding or investigation, involving Buyer or any of its properties or assets that (i) questions the validity of this Agreement or (ii) seeks to delay, prohibit or restrict in any manner any action taken or to be taken by Buyer under this Agreement.

     5.7 SEC Reports and Financial Statements. NCTI has filed with the SEC, and has heretofore made available to Sellers, true and complete copies of all reports required to be filed pursuant to the Securities Act and the Exchange Act (the "NCTI SEC Reports"). As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the NCTI SEC Reports, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The Financial Statements have been prepared from, and are in accordance with, the books and records of NCTI, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly financial statements, as permitted by the instructions to Form 10-Q promulgated pursuant to the Exchange Act) applied on a consistent basis during the period involved (except as may be stated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of NCTI as of the times and for the periods referred to therein.

     5.8 Investment Representation. Buyer is acquiring the Shares for investment and not with a view to the distribution, unless agreed to by the Sellers, thereof or dividing all or any part of its interest therein with any other person.

     5.9 No Untrue Statements. No representation and warranty by NCTI, DMC or Buyer contained in this Agreement and no written statement contained in any certificate or other document required to be furnished by any officer, employee, counsel or other agent of NCTI, DMC or Buyer to Sellers pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

                                   ARTICLE VI

                             Miscellaneous Covenants

     6.1 Further Assurances. (a) Sellers shall, at any time and from time to time after the Closing, upon the reasonable request of any party and at the expense of Buyer but without further consideration, do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered and filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably requested as necessary to transfer good and marketable title to the Shares, and to comply with all applicable legal requirements.

          (b) As soon as commercially practicable but in no event later than fourteen days (14) days after the Closing, Sellers shall deliver or cause to be delivered to Buyer all material corporate records, seals, documents, minute books and financial statements of the Company in possession of Company or the Sellers or their agents in whatever medium or format.

     6.2 Non-Disclosure of Confidential Information. Sellers and Buyer agree to not disclose any Confidential Information to anyone other than to their respective executive employees, advisors and representatives. For purposes of this Agreement, the term "Confidential Information" shall mean all non-public proprietary information of Company and Sellers (including, without limitation, client lists, products and advertising agreements) relating to Company which is not generally available to the public or does not become generally available to the public through any fault of Sellers. In the event that any of the parties are required to disclose any Confidential Information in a judicial, administrative or governmental proceeding, such party shall give the other parties prompt notice of such requirement and shall cooperate with the non-offering party desiring to seek a protective order.

     6.3 Infusion of Capital. The Sellers' 7.5% equity stake in Cinema shall not be subject to dilution until such time as $10,000,000 of equity financing capital has been infused into Cinema. Buyer will periodically advise the Sellers of the status of Buyer's efforts to obtain the financing capital for Cinema.

     6.4 Consents and Approvals. Sellers and Buyer shall use their best efforts to obtain prior to the Closing all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Sellers, [at Buyer's expense,] in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     6.5 Employment Contracts. Prior to or at the Closing, DMC will enter into employment contracts guaranteed by NCTI with each of Allan Martin and Robert Crisp in the form of Exhibits ___.

     6.6 Resignation of Directors. Prior to or at the Closing, Sellers will cause each of the directors of the Company to resign as a director of the Company effective at the Closing.

     6.7 Use of Name. None of the Sellers will use the name "Theater Radio Network, Inc." or any derivative thereof, or any other trademark of the Company, in any way whatsoever at any time after the Closing, without express written permission from the Buyer.

     6.8 No Unreasonable Interference. Pending the Closing, neither NCTI, DMC nor Buyer shall take any action which could reasonably be expected to interfere with the business operations of the Company.

     6.9 Closing Conditions. The representations and warranties of Sellers, NCTI, DMC and Buyer shall be true and correct.

                                   ARTICLE VII

           Indemnification; Survival of Representations and Warranties

     7.1 Indemnity Obligations of Sellers. Subject to the terms, conditions and limitations set forth in this Article VII, Sellers, jointly and not severally, will indemnify and hold NCTI, DMC and Buyer harmless against and in respect of any loss, damage (including, without limitation, any punitive damages), deficiency, diminution in value, claim, liability, obligation, suit, proceeding, action, demand, fee, penalty, fine, interest, surcharge, cost or expense of any nature whatsoever (including, without limitation, out-of-pocket expenses, investigation costs and fees and disbursements of accountants and counsel in investigating and contesting such claims or otherwise) (collectively, "Damages") suffered or incurred by NCTI, DMC or Buyer arising out of, based upon or resulting from (a) any inaccuracy in or any breach of any representation and warranty of Sellers contained in this Agreement or any disclosure schedule, certificate or other written instrument or document delivered by Sellers pursuant hereto; (b) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of Sellers contained in or made pursuant to this Agreement; and (c) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of Company contained in or made pursuant to this Agreement.

     7.2 Indemnity Obligations of Buyer. Subject to the terms conditions and limitations set forth in this Article VII, NCTI, DMC and Buyer hereby agree jointly and severally to indemnify and hold Sellers or any successor in interest to sellers, harmless from, and to reimburse Sellers for any Damages arising out of, based upon or resulting from (a) any inaccuracy in or any breach of any representation and warranty of NCTI, DMC and Buyer contained in this Agreement or any disclosure schedule, certificate or other written instrument or document delivered by NCTI, DMC and Buyer pursuant hereto; (b) any breach or nonfulfillment of, or failure to perform, any of the covenants, agreements or undertakings of NCTI, DMC and Buyer contained in or made pursuant to the terms and conditions of this Agreement; and (c) any matters relating to the SSCM Letter or the SSCM Payment Agreement.

     7.3 Notification of Claims; Procedures. (a) Subject to the remaining provisions of this Article VII, a person entitled to seek indemnification hereunder (the "Indemnified Party") shall provide the indemnifying party (the "Indemnifying Party") with notice (a "Claim Notice") of the event or matter giving rise to such claim and its good faith estimate of the amount of Damages relating to such claim, and shall otherwise make available to the Indemnifying Party all relevant information which is material to the claim and which is in the possession of the Indemnified Party. In the event any claim or demand in respect of which an Indemnified Party might seek recovery of Damages under this Article VII is asserted against or sought to be collected from such Indemnified Party by any third party (a "Third Party Claim"), the Indemnified Party shall deliver the relevant Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party in writing as soon as practicable but in any event within thirty (30) days following receipt of such Claim Notice (the "Dispute Period") whether the Indemnifying Party disputes the claim of the Indemnified Party in whole or in part and in the case of a Third Party Claim, whether the Indemnifying Party desires, without cost or expense to the Indemnified Party, to assume the defense of such Third Party Claim. If, following the delivery of a Claim Notice the Indemnified Party determines, in good faith, that the amount of potential Damages relating to such claim exceeds the estimated Damages initially set forth in the Claim Notice, then the Indemnified Party shall have the right to submit an amended Claim Notice to the Indemnifying Party setting forth such additional amount of estimated Damages. Notwithstanding the foregoing, if such amended Claim Notice shall be delivered within the Dispute Period for the initial claim relating to such Claim Notice, the Dispute Period shall automatically be extended for a further thirty (30) days following the Indemnifying Party's receipt of such amended Claim Notice.

          (b) Except as is hereinafter provided in this Section 7.3(b), if the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to assume the defense of the Third Party Claim, then the Indemnifying Party will have the right to defend such Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages, which consent will not be unreasonably withheld or delayed). The Indemnifying Party (or its insurers, as the case may be) will have full control of such defense and proceedings, including any settlement thereof (subject to the Indemnified Party's right to approve the settlement as provided in the previous sentence; provided, however, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person (other than the Indemnified Party or any of its affiliates). Notwithstanding the foregoing,

               (i) the Indemnified Party may, at its sole cost and expense, retain or take over the control of the defense or settlement of any Third Party Claim, the defense of which the Indemnifying Party has elected to control, if the Indemnified Party irrevocably waives in writing its right to recover any Damages hereunder with respect to such Third Party Claim;

               (ii) the Indemnified Party may, at the sole cost and expense of the Indemnifying Party, retain separate counsel to represent it in, but not control, any defense or settlement undertaken by the Indemnifying Party pursuant to this Section 7.3(b) if outside counsel to the Indemnified Party reasonably advises the Indemnified Party and the Indemnifying Party in a written opinion that joint representation of such parties by a single counsel raises a potential conflict of interest; and

               (iii) if the proceeding involves, in addition to the claim for which indemnification under this Article VII is being sought, a matter solely of concern to the Indemnified Party, the Indemnified Party shall have the right to control the defense and settlement of such additional claim at its own cost and expense and with its own counsel.

          (c) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to assume the defense of the Third Party Claim, or if the Indemnifying Party shall not have the right to assume control of the dispute of such claim pursuant to Section 7.3(b) above, then the Indemnified Party will have the right and the obligation (at the sole cost of the Indemnifying Party) to defend the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any settlement thereof. Subject to the foregoing, the Indemnifying Party may, at is sole cost and expense, retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.3(c).

          (d) If the Indemnifying Party notifies the Indemnified Party in writing that it does not dispute the recoverability of any Damages by the Indemnified Party with respect to the Third Party Claim or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the recoverability of any Damages with respect to such Third Party Claim, all Damages arising from such Third Party Claim will be conclusively deemed recoverable under this Article
          VII. If the Indemnifying Party has timely disputed the recoverability of any Damages with respect to such claim (a "Dispute Notice"), the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the thirty (30) day period following receipt by the Indemnified Party of the Dispute Notice or such longer period as the parties may agree (the "Resolution Period"), such dispute shall be resolved by arbitration pursuant to Section 9.14; provided, however, that pending resolution of such dispute, the Indemnifying Party will be obligated to defend the Third Party Claim (or, if the Indemnified Party so elects, it may defend the Third Party Claim at the sole cost of the Indemnified Party).

          (e) In the event any Indemnified Party seeks to recover any Damages under this Article VII that do not involve a Third Party Claim, the Indemnified Party shall deliver a Claim Notice reasonably promptly to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the recoverability of such Damages or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the recoverability of such Damages, the Damages arising from the claim specified in such Claim Notice will be conclusively deemed recoverable under this
          Article VII. If the Indemnifying Party has timely disputed the recoverability of any Damages with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration pursuant to Section 9.14.

     7.4 Duration. (a) The representations and warranties contained in Sections 4 and 5 of this Agreement shall survive the Merger as follows: (i) the representations and warranties of the Sellers contained in Sections 4.1, 4.2, 4.3 and 4.4 hereof shall survive the Closing and shall expire on the seventh anniversary of the Closing; (ii) the representations and warranties of the Sellers contained in Section 4.10 hereof shall survive the Closing until the expiration of the statute of limitations applicable to any claim that is the subject of such representation or warranty, at which time they shall expire; and (iii) all other representations and warranties of the Sellers and all representations and warranties of the NCTI, DMC and Buyer shall survive the Closing until the date that is two (2) years following the Closing, at which time they shall expire. (a) Any claim for indemnification under this Agreement which is made in good faith and in writing prior to the expiration of such claim on the Indemnity Termination Date shall survive such expiration until mutually resolved or otherwise determined hereunder, as applicable, and the Indemnity Termination Date for all purposes hereunder shall automatically be extended with respect to such claim (but not any other claims) until such claim is so mutually resolved or otherwise determined hereunder. Any such claim not so made in writing prior to the expiration of such claim on the relevant Indemnity Termination Date shall be deemed to have been waived.

     7.5 Limitations. (a) Notwithstanding anything to the contrary herein, any claim by an Indemnified Party against any Indemnifying Party under this Agreement shall be payable by the Indemnifying Party only in the event and to the extent that the accumulated amount of all "Settled Claims" (as hereinafter defined) incurred by the Indemnified Party shall exceed the amount of $25,000 in the aggregate (the "Indemnification Threshold"). At such time as the aggregate amount of all Settled Claims incurred by the Indemnified Party shall exceed the Indemnification Threshold, such Indemnifying Party shall thereafter be liable on a dollar-for-dollar basis for the amount of all Settled Claims beyond the Indemnification Threshold and, in addition, shall reimburse the Indemnified Party for an amount equal to the full amount of the settled Claims initially excluded under the Indemnification Threshold.

          (b)  In  no  event  shall  the  maximum  aggregate   liability  of  an
          Indemnifying   Party  with  respect  to  Settled   Claims  exceed  the
          consideration received by such Indemnifying Party.

     7.6  Settlement  of  Claims.   (a)  For  purposes  hereof,  any  claim  for
     indemnification by any Indemnified Party shall be deemed to have been "Definitively Resolved" when any of the following events has occurred:

               (i) a claim is settled by mutual written agreement of Sellers and Buyer;

               (ii) a final judgment, order or award of a court of competent jurisdiction or arbitrator deciding such claim has been rendered, as evidenced by a certified copy of such judgment, order or award, provided that such judgment, order or award is not appealable or the time for making an appeal has expired;

               (iii) during the Dispute Period the Indemnified Party has not received a written Dispute Notice.

          (a) For purposes hereof, any indemnity claim for which a Claim Notice has been submitted but which has not been Definitively Resolved is referred to herein as a "Pending Claim". For purposes hereof, any indemnity claim that has been Definitively Resolved is referred to herein as a "Settled Claim."

     7.7 Remedies Not Affected by Investigation. The representations, warranties, covenants and undertakings of Sellers, Company and Buyer hereunder are made with, the knowledge that all parties are placing complete reliance thereon in entering into and executing this Agreement, and the same shall not be affected or deemed waived by reason of any investigation made or knowledge gained by or on behalf of either party (including, without limitation, by any of its advisors, consultants or representatives) prior to the Closing or by reason of the fact that either party or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate, or that any covenant or undertaking has been or might have been breached, at or prior to the Closing.

     7.8 Treatment of Indemnity Payments. Any indemnity payments made pursuant to this Article VII shall, to the extent permitted by applicable law, be treated as an adjustment to the Transaction Consideration.

     7.9 Subrogation. The Indemnifying Party shall be subrogated to the rights of any Indemnified Party against third parties for any Settled Claims hereunder.

     7.10 Sole and Exclusive Remedy. The indemnification obligations of Sellers and Buyer under this Section 7 shall constitute the sole and exclusive remedies of NCTI, DMC and Buyer and Sellers, respectively, for the recovery of money damages with respect to the matters described herein. The terms of this Section 7 shall not be construed as limiting in any way whatsoever any remedy other than for the recovery of money damages to which NCTI, DMC and Buyer or Sellers may be entitled.

                                  ARTICLE VIII

                               Registration Rights

     8.1 Registrable Securities. For purposes hereof, "Registrable Securities" shall mean any NCTI Signing Shares, the NCTI First Payment Shares and the NCTI Second Payment Shares owned beneficially and of record by Sellers and any securities issued or issuable with respect to the NCTI shares by way of a conversion, exchange, stock dividend, split in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise. For the avoidance of doubt, it is acknowledged and agreed that an NCTI Signing Shares shall cease to be considered to be a "Registrable Security" when (a) it has been effectively registered under the Securities Act or (b) it is eligible to be sold or distributed pursuant to Rule 144(k) under the Securities Act. "Registration Expenses" shall mean all expenses incident to NCTI's compliance with Section 8.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of legal counsel to Buyer, Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration but excluding Selling Expenses. "Selling Expenses" shall mean all discounts, selling commissions, share transfer taxes and fees and disbursements of legal and other advisors to Sellers.

     8.2 Demand Registration. (a) Within sixty (60) days from the Closing Date, NCTI shall file a registration statement with the SEC relating to the NCTI Signing Shares and use commercially reasonable efforts to cause such registration statement pertaining to the NCTI Shares to be declared effective, provided that, Sellers shall be deemed to have notified NCTI as of the Closing Date of one Demand Registration (as defined below) for all of the NCTI Shares.

          (b)(( On or after the Closing Date, Sellers may notify NCTI that it intends to offer or cause to be offered for public sale all or any portion of the Registrable Securities and request that NCTI file a registration statement with the SEC covering such Shares (a "Demand Registration"). Upon receipt of such notification referred to in the preceding sentence, NCTI will use commercially reasonable efforts to cause such Registrable Securities as may be requested by Sellers to be registered under the Securities Act, pursuant to an effective registration statement (the "Registration Statement") on such form as may then be available to NCTI, as elected by NCTI, and to keep such Registration Statement effective (subject to Section 8.4 hereof) until the earlier of: (i) the date 180 days from the date of effectiveness thereof, or (ii) the date on which all of the Registrable Securities registered thereunder are sold or (iii) the date on which Registrable Securities cease to be Registrable Securities; provided, however, that Sellers must request registration in such Demand Registration of at least such number of NCTI Common Stock (rounded up to the nearest whole number) as is determined by dividing One Million Dollars (US $1,000,000) by the Post-Closing Share Price. Sellers shall be entitled to three (3) Demand Registrations (including the Demand Registration deemed notified at Closing) as provided herein. Notwithstanding the foregoing, NCTI may postpone its obligation to use commercially reasonable efforts to cause such Registrable Securities to be registered pursuant to a Registration Statement to be declared effective by the SEC for a reasonable period of time not to exceed 180 days from the Closing Date, if the Board of Directors of NCTI determines in good faith that (i) such registration may have a material adverse effect on any plan or proposal by NCTI or any of their affiliates (as defined under the Securities Act) with respect to any financing, acquisition, sale, recapitalization, pending registrations of securities, reorganization or other material transaction, or (ii) NCTI is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in other material adverse consequences to NCTI, or any of their affiliates. NCTI shall provide prompt written notification to Sellers of its exercise of such right to delay registration, and the duration of the delay.

          (c)  Sellers  shall  not  adversely  effect  the  distribution  of the
          Registrable   Securities  by  means  of  any  manner  of  underwritten
          offering.

          (d) All  Registration  Expenses  shall be borne  solely  by NCTI.  All
          Selling Expenses shall be borne solely by Sellers, unless in connection with any commission-free sales program established by NCTI.

     8.3 Registration Procedures. (a) With respect to the registration obligation set forth in Section 8.2 hereof, for the period of effectiveness of the Registration Statement, Buyer will keep Sellers advised in writing as to the initiation of such filing and effectiveness of any such Registration Statement. NCTI will:

               (i) furnish such number of copies of prospectuses and other documents incident thereto as Sellers from time to time may reasonably request;

               (ii) use commercially reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Sellers, provided that NCTI shall not be required in connection therewith or as a condition thereto to qualify to do business, to subject itself to taxation in any jurisdiction where it is not so subject, or to file a general consent to service of process in any such state or jurisdiction.

          (b) Sellers shall provide in writing all such information and materials regarding Sellers and the plan of distribution of the Registrable Securities and take all such corporate action as may be required in order to permit NCTI to comply with all applicable requirements of the SEC and any applicable requirements of state securities laws.

     8.4 Black-Out Periods for Registration Statement. (a) Notwithstanding anything to the contrary in this Agreement, commencing thirty (30) days after the effectiveness of the Registration Statement, NCTI shall have the right, not more than once, to direct Sellers to suspend sales of Registrable Securities registered thereunder for a period not to exceed sixty (60) days, if the Board of Directors of Buyer determines in good faith that (i) such sales may have a material adverse effect on any plan or proposal by NCTI, or any of their respective affiliates (as defined under the Securities Act) with respect to any financing, acquisition, sale, recapitalization, reorganization or other material transaction, (ii) NCTI possess of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in other material adverse consequences to NCTI, or any of their respective affiliates or (iii) such sale would render NCTI unable to comply with applicable law (including without limitation the Securities Act or the Exchange Act) or Securities Exchange Commission requirements or regulations.

          (b) In the event that NCTI exercises their right pursuant to Section 8.4(a) hereof, NCTI shall give written notice (a "Suspension Notice") to Sellers to suspend sales of the Registrable Securities. Upon receipt of such notice, Sellers shall not effect any sales of the Registrable Securities pursuant to such Registration Statement for the period designated in the notice. If so directed by NCTI, Seller will deliver to NCTI or Cinema all copies of the prospectus covering the Registrable Securities held by them at the time of receipt of the Suspension Notice. If NCTI shall give a Suspension Notice pursuant to this Section 8.4(b), the period during which the Registration Statement shall be maintained effective pursuant to Section 8.3(a) shall be extended by such number of days equal to the number of days from the date of receipt of the Suspension Notice until the date specified in the Suspension Notice when Sellers may resume sales.

     8.5 Special Indemnification Obligation. (a) In the event of any registration of the Registrable Securities under the Securities Act pursuant to this Article VIII, then to the extent permitted by law, NCTI shall indemnify and hold harmless Sellers against any Damages, to the extent that such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, any preliminary prospectus or final prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information furnished in writing by or on behalf of NCTI for Sellers for use in the preparation of such Registration Statement which is relied upon by Sellers in conformity therewith.

          (b) To the extent permitted by law, Sellers shall indemnify and hold harmless the NCTI against Damages, to the extent that such Damages arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made by Sellers contained in such Registration Statement, any preliminary prospectus or final prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Sellers shall not be liable in any such case to the extent that any such Damages arise out of or are based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement.

          (c) Any claims pursuant to Section 8.5(a) or Section 8.5(b) shall be referred to as "Special Indemnity Claims". The aforesaid indemnity obligations of Sellers and NCTI shall remain in full force and effect following any termination of this Agreement or any sale or transfer of the Registrable Securities by Sellers pursuant to this Agreement.

          (d) If the indemnification provided for in this Section 8.5 shall for any reason be held by a court to be unavailable to an Indemnified Party in respect of any Damages, then, in lieu of the amount paid or payable pursuant to such indemnification, the Indemnified Party and the Indemnifying Party shall contribute to the aggregate Damages (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party which resulted in such Damages, as well as any other relevant equitable considerations. Notwithstanding the foregoing, no party guilty of fraudulent misrepresentation (within the meaning of
          Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

     8.6 Termination of Registration Rights. Notwithstanding the foregoing, the obligations imposed on NCTI pursuant to this Article VIII shall terminate upon the earlier of: (i) the date all Registrable Securities have been sold pursuant to the Registration Statement or (ii) the date the Sellers are able to qualify all of the Registrable Securities for sale under Rule 144(k) under the Securities Act, or a successor rule, in any three-month period.

                                   ARTICLE IX

                            Miscellaneous Provisions

     9.1 Amendment. This Agreement may not be amended, modified or changed, except by a written instrument signed by each of the parties hereto.

     9.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of either of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party entitled to the benefits thereof. No failure by either party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of either right hereunder preclude any other or future exercise of that right by that party.

     9.3 Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by courier or by facsimile transmission, or mailed by registered or certified mail (return receipt requested), fax, or postage fees prepaid, to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 9.3):

          (a) If to Sellers or Company, to:

            Theater Radio Network
            4900 Creekside Drive
            Clearwater, Florida 33760

            Telephone:  727-573-5277
            Facsimile:  727-573-0980

            Attention:  Allan Martin, Chief Executive Officer

      With a copy to:

            White & Case LLP
            1155 Avenue of the Americas
            New York, NY 10036

            Telephone:  (212) 819-8790
            Facsimile:  (212) 354-8113

            Attention:  Nicholas R. Williams, Esq.

      And to:

            Williams Schifino Mangione & Steady P.A.
            One Tampa City Center
            suite 2600
            Tampa, Florida  33602

            Telephone:  (813) 221-2626
            Facsimile:  (813) 221-7335

            Attention:  William J. Schafino, Jr., Esq.

      (b)   if to NCTI, DMC or Buyer, to:

            NCT Group, Inc.
            20 Ketchum Street
            Westport, CT 06902

            Telephone:  (203) 226-3241
            Facsimile:  (203) 226-3123

            Attention:  Michael Parrella, Chief Executive Office


            DistributedMedia.com, Inc.
            20 Ketchum Street
            Westport, CT 06902

            Telephone:  (203) 226-1221
            Facsimile:  (203) 226-3421

            Attention:  James McManus, Chief Executive Office

            With a copy to:

            Crowell & Moring LLP
            1001 Pennsylvania Avenue, N.W.
            Washington, D.C.  20004

            Telephone:  (202) 624-2603
            Facsimile:  (202) 628-5116

            Attention:  William P. O'Neill, Esquire

     All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, confirmed answer back or other evidence of transmission or the acknowledgment of receipt returned to the sender by the applicable postal authorities.

     9.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other and any attempted assignment or transfer without such prior written consent shall be null and void.

     9.5 No Third Party Beneficiaries. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto or thereto and their respective successors and permitted assigns.

     9.6 Fees and Expenses: SSCM Payment. Except as otherwise provided herein, NCTI shall pay at Closing any and all fees and expenses (including those of the Sellers and Company) in connection with this Agreement and the
     Employment Agreements to be entered into pursuant hereto and the transactions contemplated hereby. NCTI shall enter into the SSCM Payment Agreement with SSCM as of the Closing Date and perform and discharge all of its obligations thereunder.

     9.7 Public Announcements. Unless required by law, regulatory authority or the rules of any applicable securities exchange, none of the parties hereto nor any of their respective advisors, representatives, consultants or employees shall issue any press release or make any other public announcement with respect to this Agreement or the transactions contemplated hereby, without the prior consent of all of the other parties, which consent shall not be unreasonably withheld. The parties will reasonably cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable prior to release and announcement.

     9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.9 Headings. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

     9.10 Entire Agreement; Severability. This Agreement, and the Schedules, Exhibits, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter hereof. The invalidity, illegality or unenforceability for any reason of any one or more provisions of this Agreement shall not affect the validity, legality or enforceability of the remainder of this
     Agreement. In the event of a conflict between the provisions of this Agreement and those of any Ancillary Agreements, the provisions of this Agreement shall control.

     9.11 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

     9.12 Governing Law. (a) This Agreement, and the respective rights, duties and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws thereunder (provided that Section 5-1401 of the New York General Obligations Law shall apply). Any dispute arising from, out of or in connection with this Agreement shall be settled through friendly consultations between the parties. Such consultations shall begin immediately after one party has delivered to the other party a written request for such consultation. If within fifteen (15) days following the date on which such notice is given, the dispute cannot be settled through consultations, the dispute shall be submitted to arbitration in New York in accordance with the rules of arbitration then in force upon the request of either party with notice to the other party.

          (b) Each party shall cooperate with the other party in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with such proceedings, subject only to any confidentiality obligations binding on such party.

          (c) The arbitral award shall be final and binding upon both parties. The costs of the arbitration shall be as fixed by the arbitration tribunal.

          (d) During the period when a dispute is being resolved, the parties shall in all other respects continue their implementation of this Agreement.

                     [Remainder of this page left intentionally blank.]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



            NCT GROUP, INC., as representative for each Buyer



            By /s/CY E. HAMMOND
               -------------------------
               Cy E. Hammond
               Chief Financial Officer


            DISTRIBUTED MEDIA.COM, INC.



            By /s/JAMES MCMANUS
               ------------------------
               James McManus
               Chief Executive Officer


            THEATER RADIO NETWORK, INC.



            By /s/ ALLAN MARTIN
               ------------------------
               Allan Martin
               Chief Executive Officer

                       - and -

            as SELLERS,


            /s/JEFF ARTHUR
            ----------------------------
            Jeff Arthur


            /s/LAJUANDA BARRERA
            -----------------------------
            LaJuanda Barrera


            /s/ROBERT CRISP
            -----------------------------
            Robert Crisp


            /s/STEVEN ESRICK
            ------------------------------
            Steven Esrick


            /s/ALLAN MARTIN
            -------------------------------
            Allan Martin